UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
 of the Securities Exchange Act of 1934
December 16, 2016
 Date of Report (Date of earliest event reported)
KONARED CORPORATION
 (Exact name of small business issuer as specified in its charter)
Nevada	000-55208	99-0366971
(State or other jurisdiction of	(Commission	(IRS Employer Identification
incorporation or	File Number)	Number)
organization)
1101 Via Callejon #200, San Clemente, CA 92673-4230
 (Address of principal executive offices) (Zip Code)
Phone: (808) 212-1553
 (Registrant's telephone number)
N/A
 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2016 at a meeting of the Board of Directors (the 'Board') of KonaRed Corporation (the 'Company'), we appointed Mr. Richard N. Fischler as an additional director of the Company and expanded the Board to seven members. Mr. Fischler's appointment fulfilled a provision of the Securities Purchase Agreement executed with PCF Holdings Group, LLC on December 6, 2016 and no compensation agreement was executed, nor was any compensation provided to Mr. Fischler regarding his appointment.

Richard Fischler is the founder, CEO and President of Creative Flavor Concepts, Inc. ('CFC') and has over 14 years experience in the Flavor and Product Formulation industry. Prior to founding CFC in 2005, he held the position of Vice President, Marketing and Sales at Affinity Flavors, Inc. from 2002 to 2005. During the prior 18 years, Mr. Fischler worked in the Real Estate Advisory industry and held a series of senior level positions with Violy Byorum & Partners (New York, NY), PriceWaterhouseCoopers (New York, NY), Deloitte & Touche LLP (Los Angeles, CA and New York, NY), Kenneth Leventhal & Company (Los Angeles, CA), and Cushman & Wakefield (Los Angeles, CA). In 1986, Mr. Fischler received a BS Business Administration from the University of Southern California. We believe Mr. Fischler is qualified to serve on the Board because of his expertise in flavors and product formulation, which includes flavor application and process oversight for a variety of product types including beverage, supply chain oversight, and overall product knowledge.

Item 8.01 Other Events.

On December 16, 2016 the Company entered into an agreement (the "Notes Extension Agreement") with Lincoln Park Capital Fund, LLC ("Lincoln Park") wherein Lincoln Park extended the maturity dates of two promissory notes (the "Notes") from December 31, 2016 to December 31, 2017. The Notes include a $250,000 Senior Convertible Note dated August 17, 2015 and a $300,000 Senior Convertible Note dated November 23, 2015. All other terms and conditions of the Notes were unchanged and remain in full force and effect. As consideration for these maturity extensions, the Company granted Lincoln Park a six‑year warrant with cashless exercise rights to purchase 7,000,000 shares of our common stock at an exercise price of $0.05 per share, a copy of which is included in the attached Notes Extension Agreement Exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 - Notes Extension Agreement December 16, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KONARED CORPORATION
/s/ Shaun Roberts
Shaun Roberts
President and CEO
 December 19, 2016